Master Sales Agreement

INFORMATION HEREIN MARKED WITH "[CT REQUESTED]" HAS BEEN DELETED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934.

 [CT REQUESTED]

CONFORMED COPY [CT REQUESTED]

                       MASTER AGREEMENT

THIS AGREEMENT is made on 10 April 1996 between:

 1.   LEIGH-MARDON PTY LIMITED (ACN 004 432 633) incorporated in
Victoria of  679 Victoria Street, Abbotsford, Victoria, Australia
(the Australian  Vendor);

2. CONTAINERS PACKAGING (N.Z.) LIMITED incorporated in Auckland of Nesdale Avenue, Wiri, Auckland, New Zealand (CNZ);

3.   KIWI PACKAGING (CARTONS) LIMITED incorporated in Auckland of

58 Victoria Street, Onehunga, Auckland, New Zealand (KPCL);

4.   LEIGH-MARDON (NZ) LIMITED incorporated in Wellington of 1st
Floor,  175 Vivian Street, Wellington, New Zealand (LNZ);

5.   ABN SECURITY PTY LTD (ACN 072 977 292) incorporated in
Victoria of  525 Collins Street, Melbourne, Victoria, Australia
(the Business  Purchaser);

6.ABN HOLDINGS PTY LTD (ACN 072 977 229) incorporated in Victoria of 525 Collins Street, Melbourne, Victoria, Australia (the
Fortronic  Shares Purchaser);

7.   ABN PACIFIC PTY LTD (ACN 072 977 265) incorporated in
Victoria of 525  Collins Street, Melbourne, Victoria, Australia
(the PSS Shares  Purchaser);

8.   ABN NEW ZEALAND LIMITED incorporated in New Zealand of Level
35,  Coopers & Lybrand Tower, 23-29 Albert Street, Auckland, New
Zealand  (the New Zealand Purchaser);

9. AMERICAN BANKNOTE AUSTRALASIA LIMITED (ACN 072 664 692) incorporated in Victoria of 525 Collins Street, Melbourne,
Victoria, Australia (the  Purchasers' Guarantor); and

10.   CONTAINERS PTY LIMITED (ACN 004 275 165) incorporated in
Victoria of  679 Victoria Street, Abbotsford, Victoria, Australia
(the Vendor  Guarantor).

                            RECITALS

Each of the parties has entered into various agreements dated on or about the date of this Agreement with the intention that:

(a) the Fortronic Shares Purchaser is to purchase shares in Fortronic;

(b)  if the conditions in Clause 16 of the Australian Sale
Agreement are satisfied, the PSS Shares Purchaser is to purchase shares in PSS;

(c) the Business Purchaser is to purchase certain assets and to assume certain liabilities and obligations of the Australian
Vendor in  relation to the Australian Business;

(d) the New Zealand Purchaser is to purchase certain assets and to assume certain liabilities and obligations of CNZ, KPCL and LNZ in relation to the New Zealand Business;

(e)  subject to adjustment pursuant to Clause 3 of this
Agreement, the  total purchase price for the purchases referred
to in recitals (a)  ,  (c)   and (d)   is [CT REQUESTED];

(f)  the total purchase price for the purchase referred to in
recital (b)    is [CT REQUESTED];

(g) there are intended to be certain overall or global limits applicable to claims made for any breach of any representation, warranty or obligation contained in any of the Sale Agreements;

(h)  each such agreement is to be interdependent;

(i) each such agreement will only become binding upon all agreements being binding; and

(j) completion (if required) is to be of all such agreements simultaneously.

 IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1Definitions

The following definitions apply unless the context requires otherwise.

Adjusted Net Tangible Assets means the Total Net Tangible Assets minus [CT REQUESTED] of the Total Australian Plant and
Equipment. For the avoidance of doubt, the assets and liabilities of [CT REQUESTED] do not form part of the Adjusted
Net Tangible Assets.

Approved Capital Expenditure means the items of capital expenditure set out in Schedule 1 and any other items of capital expenditure approved in writing by the Business Purchaser.

Australian Adjustment Date has the meaning given to the term
Adjustment Date in the Australian Sale Agreement.

Australian Business has the meaning given to the term Business in the Australian Sale Agreement.

Australian Intellectual Property Rights has the meaning given to the term Intellectual Property Rights in the Australian Sale
Agreement.

Australian Net Tangible Assets has the meaning given to the term
Net  Tangible Assets in the Australian Sale Agreement.

Australian Plant and Equipment has the meaning given to the term
Plant  and Equipment in the Australian Sale Agreement.

Australian Purchasers means the Business Purchaser, the Fortronic

Shares Purchaser and the PSS Shares Purchaser.

Australian Sale Agreement means the agreement between the Australian Vendor, the Australian Purchasers, the Purchasers' Guarantor and the Vendor Guarantor relating to the sale of Australian Business assets and the sale of shares in Fortronic and PSS.

Base Amount means [CT REQUESTED] plus [CT REQUESTED].

Capital Expenditure Amount equals the aggregate of all cash payments made by the Vendor in respect of Approved Capital Expenditure in the period between the execution of this Agreement and the First Completion Date as notified by the Vendor to the Business Purchaser on the First Completion Date.

Final Completion Balance Sheet means the Final Australian
Completion  Balance Sheet or the Final New Zealand Completion
Balance Sheet (as  the case may be).

Final Australian Completion Balance Sheet has the meaning given to the term final Completion Balance Sheet in the Australian
Sale Agreement.

Final New Zealand Completion Balance Sheet has the meaning given to the term final Completion Balance Sheet in the New Zealand
Sale  Agreement.

First Completion Date has the meaning set out in the Australian
Sale  Agreement.

First Payment Date means the later of the Australian Adjustment
Date  and the New Zealand Adjustment Date.

First Threshold Amount means the Base Amount minus [CT
REQUESTED].

Fortronic has the meaning set out in the Australian Sale
Agreement.

Fortronic Loans has the meaning set out in the Australian Sale
Agreement.

New Zealand Adjustment Date has the meaning given to the term
Adjustment Date in the New Zealand Sale Agreement.

New Zealand Business has the meaning given to the term Business in the New Zealand Sale Agreement.

New Zealand Net Tangible Assets has the meaning given to the term
Net  Tangible Assets in the New Zealand Sale Agreement.

New Zealand Sale Agreement means the agreement between CNZ, KPCL,
LNZ, the New Zealand Purchaser, the Purchasers' Guarantor and the Vendor Guarantor relating to the sale of New Zealand
Business assets.

PSS has the meaning set out in the Australian Sale Agreement.

PSS Completion has the meaning set out in the Australian Sale
Agreement.

Purchasers means the Business Purchaser, the Fortronic Shares
Purchaser, the PSS Shares Purchaser and the New Zealand
Purchaser.

Sale Agreements means the Australian Sale Agreement and the New
Zealand Sale Agreement.

Second Threshold Amount means the Base Amount plus [CT
REQUESTED].

Security Net Tangible Assets has the meaning set out in the Australian Sale Agreement.

Total Australian Plant and Equipment means the aggregate value of the Australian Plant and Equipment shown in the Final Australian

Completion Balance Sheet.

Total Net Tangible Assets means the aggregate value of the Australian Net Tangible Assets recorded in the Final Australian
Completion Balance Sheet and the New Zealand Net Tangible Assets recorded in the Final New Zealand Completion Balance Sheet.

1.2Interpretation

Headings are for convenience only and do not affect
interpretation.   The following rules apply unless the context
requires otherwise.

(a)  The singular includes the plural and conversely.

(b)  A gender includes all genders.

(c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e) A reference to a Clause or a Schedule is a reference to a clause of or a schedule to, this Agreement.

(f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(g) A reference to a party to this Agreement or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives).

(h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i) A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.

(j) A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

(k)  A reference to A$ is to Australian currency.

(l)  A reference to NZ$ is to New Zealand currency.

(m) A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

2.   INTERDEPENDENCE AND COMPLETION

(a) The following agreements have been entered into on or about the date of this Agreement:

(i)  the Australian Sale Agreement; and

(ii)  the New Zealand Sale Agreement,

and neither of them has any effect until each is entered into by the parties to them.

(b)  This Agreement and each of the agreements referred to in
paragraph (a)   are interdependent with each other.  Subject to
paragraph (c) , no party to any of the agreements is bound to complete under any of those agreements unless all other parties also complete under all of those agreements on the First Completion Date.

(c)  Paragraph (b)   does not apply to PSS Completion which the
parties acknowledge will, subject to satisfaction of certain conditions, occur at a date later than the First Completion
Date.

3.   PURCHASE PRICE ADJUSTMENTS

3.1If the Adjusted Net Tangible Assets:

(a)  [CT REQUESTED] within 14 Business Days  of the First Payment
Date an amount equal to the First Threshold Amount minus the Adjusted Net Tangible Assets;

(b)  [CT REQUESTED] within 14 Business Days of the First  Payment
Date an amount equal to the lesser of:

(i)  [CT REQUESTED];  and

(ii)  the [CT REQUESTED]; or

(c) are equal to [CT REQUESTED] but [CT REQUESTED] the Australian Vendor [CT REQUESTED] pursuant to this Clause.

3.2The purchase price of the Australian Intellectual Property
Rights will  be adjusted so that it equals X where:

[CT REQUESTED];

A = $ [CT REQUESTED] less the amount paid to the Vendor in respect of the Fortronic Loans pursuant to Clause 8.2(c) (iii)

of the  Australian Sale Agreement;

B = $ [CT REQUESTED];

C = $ [CT REQUESTED];

D =the aggregate amount paid to the Vendor by the Purchasers pursuant to Clause 3.1;

E =the aggregate amount paid to the Purchasers by the Vendor pursuant to Clause 3.1;

F =the aggregate value of the [CT REQUESTED] as shown in the Final [CT REQUESTED]; and

G = the aggregate value of the New Zealand Net Tangible Assets as shown in the New Zealand Completion Balance Sheet.

4.   [CT REQUESTED]

If [CT REQUESTED] Completion does not occur prior to [CT
REQUESTED] or such  later date as the parties to the Australian
Sale Agreement agree, the  Australian Vendor shall [CT REQUESTED]
$ [CT REQUESTED] within 14  Business Days of that date.

5.   WARRANTY AND INDEMNITY CLAIMS

The parties to the Sale Agreements agree that, notwithstanding anything to the contrary in any of the Sale Agreements:

(a) no Purchaser may make any claim for any breach of any representation, warranty or obligation contained in any of the Sale Agreements unless the amount of the claim exceeds $ [CT
REQUESTED]; and

(b) the Vendors are not liable to make any payment (whether by way of damages or otherwise) for any breach of any representation or warranty [CT REQIESTED] $ [CT REQUESTED].

6.EXCHANGE RATE

For the purposes of making any calculation pursuant to or contemplated by this Agreement (including the determination of the amount of any adjustment or the amount of any claim), any monetary amount expressed in NZ$ shall be converted to A$ at A$1 equals NZ$1.14.

7.   NOTICES

Any notice, demand, consent or other communication (the Notice) given or made under this Agreement:

(a)  must be in writing and signed by a person duly authorised by the sender;

(b) must either be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

(i)  to LM, CNZ, LNZ, KPCL679 Victoria Street and the Vendor
GuarantorAbbotsford  Victoria Australia Attention:The Company
Secretary Fax No:61 3 9320 8392

 (ii)  to the Business Purchaser, the Fortronic Shares
Purchaser49th Floor, 200  Park Avenue, the PSS Shares
Purchaser,New York New York, United  States the New Zealand
Purchaser  andof America Attention:Mr M Weismann the Purchasers'
GuarantorFax No:1 212 582 9201;

Copy to:Level 28, 525 Collins  Street, Melbourne, Victoria,
Australia Attention:Mr P Ickeringill Fax No:61 3 9614 1329

(c)  will be taken to be duly given or made:

(i)  in the case of delivery in person, when delivered;

(ii) in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii) in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

8.   AMENDMENT

No amendment or variation of this Agreement is valid or binding on a party unless made in writing executed by all parties.

9.   ASSIGNMENT

The rights and obligations of each party under this Agreement are personal. They cannot be assigned, encumbered or otherwise dealt with and no party shall attempt, or purport, to do so without the prior written consent of all parties.

10.   NO WAIVER

No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

11.   FURTHER ASSURANCES

Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

12.   NO MERGER

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

13.   COSTS AND STAMP DUTY

Each party shall bear its own costs arising out of the negotiation, preparation and execution of this Agreement. All stamp duty (including fines, penalties and interest) that may be payable on or in connection with this Agreement and any instrument executed under this Agreement shall be borne by the Purchasers.

14.   GOVERNING LAW AND JURISDICTION

This Agreement is governed by the laws of Victoria. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

15.   COUNTERPARTS

This Agreement may be executed in any number of counterparts.
All counterparts together will be taken to constitute one instrument.

 16.SCHEDULE 1

17.   Approved Capital Expenditure

 Budgeted 1996Budgeted expenditure forExpenditure Financial
YearPost 30 June 1996 ending 30 June 1996$'000 $'000



Vic Licence Equipment2,236500 Kedron Property - New Premises
60 Gantenbein Glue Machine    40340

2,336840



EXECUTED in Melbourne.

 Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

 SIGNED by PAUL J GOODMAN as  attorney for LEIGH-MARDON PTY
LIMITED under power of attorney dated 22 February 1996 in the presence of:

 PATRICK J RYAN Signature

PATRICK RYAN Print Name

) ) ) )

 PAUL GOODMAN Signature

PAUL GOODMAN Print Name



 SIGNED by PAUL J GOODMAN as  attorney for CONTAINERS PACKAGING
(N.Z.) LIMITED under power of  attorney dated 22 February 1996 in the presence of:

 PATRICK J RYAN Signature

PATRICK RYAN Print Name

) ) ) )

 P GOODMAN Signature

PAUL GOODMAN Print Name



SIGNED by PAUL J GOODMAN as  attorney for KIWI PACKAGING
(CARTONS) LIMITED under power of attorney dated 22 February 1996 in the presence of:

 PATRICK J RYAN Signature

PATRICK RYAN Print Name

) ) ) )

 P GOODMAN Signature

PAUL GOODMAN Print Name



SIGNED by PAUL J GOODMAN as  attorney for LEIGH-MARDON (NZ)
LIMITED under power of attorney dated 22 February 1996 in the presence of:

 PATRICK J RYAN Signature

PATRICK RYAN Print Name

) ) ) )

 P GOODMAN Signature

PAUL GOODMAN Print Name



 SIGNED by MICHAEL W COOK as attorney for ABN SECURITY PTY LTD under power of attorney dated 3 April 1996 in the presence of:

 P. ICKERINGILL Signature

PETER ICKERINGILL Print Name

) ) ) )

 MICHAEL COOK Signature

MICHAEL W COOK Print Name



 SIGNED by MICHAEL W COOK as attorney for ABN HOLDINGS PTY LTD under power of attorney dated 3 April 1996 in the presence of:

 P. ICKERINGILL Signature

PETER ICKERINGILL Print Name

) ) ) )

 MICHAEL COOK Signature

MICHAEL W COOK Print Name



 SIGNED by MICHAEL W COOK as attorney for ABN PACIFIC PTY LTD under power of attorney dated 3 April 1996 in the presence of:

 P. ICKERINGILL Signature

PETER ICKERINGILL Print Name

) ) ) )

 MICHAEL COOK Signature

MICHAEL W COOK Print Name



 SIGNED by MICHAEL W COOK as  attorney for ABN NEW ZEALAND
LIMITED under power of attorney dated 3 April 1996 in the presence of:



P. ICKERINGILL Signature

PETER ICKERINGILL Print Name

) ) ) )



MICHAEL COOK Signature

MICHAEL W COOK Print Name



 SIGNED by MICHAEL W COOK as  attorney for AMERICAN BANKNOTE
AUSTRALASIA LIMITED under power of attorney dated 3 April 1996 in the presence of:



P. ICKERINGILL Signature

PETER ICKERINGILL Print Name

) ) ) )



MICHAEL COOK Signature

MICHAEL W COOK Print Name



 SIGNED by PAUL J GOODMAN as  attorney for CONTAINERS PTY
LIMITED under power of attorney dated 22 February 1996 in the presence of:

 PATRICK J RYAN Signature

PATRICK RYAN Print Name

) ) ) )

 P GOODMAN Signature

PAUL GOODMAN Print Name